UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

 May 15, 2025

Bank7 Corp.
(Exact name of registrant as specified in its charter)

Oklahoma	001-38656	20-0764349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116
(Address of principal executive offices) (Zip Code)

(405) 810-8600
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BSVN	The NASDAQ Global Select Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Proposal I - Election of Directors:

At the annual shareholders’ meeting of Bank7 Corp. (the “Company”), held May 15, 2025, the shareholders of the Company elected eight nominees to serve as members of our board of directors, each for a term expiring at the 2026 annual shareholders’ meeting or such later time as his or her successor is elected and qualified. The Directors elected and the shareholders’ vote in the election of each Director was as follows:

DIRECTORS	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
William M. Buergler	8,218,518	31,502	14,294	624,470
Teresa L. Dick	8,018,293	241,335	4,686	624,470
Edward P. Gray	8,039,781	219,847	4,686	624,470
William B. Haines	8,182,378	79,269	2,667	624,470
John T. Phillips	8,183,305	78,342	2,667	624,470
J. Michael Sanner	8,217,484	32,536	14,294	624,470
Thomas L. Travis	8,246,896	14,751	2,667	624,470
Gary D. Whitcomb	7,873,195	386,432	4,687	624,470

Proposal II - Ratification of RSM US LLP as Independent Auditor for 2025:

At the annual meeting, the shareholders also ratified the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2025. The shareholder vote was as follows:

FOR	AGAINST	ABSTAIN
8,872,859	12,702	3,223

Proposal III – Non-Binding, Advisory Vote to Approve 2024 Named Executive Officer Compensation:

At the annual meeting, the shareholders also approved on an advisory, non-binding basis the 2024 named executive officer compensation. The shareholder vote was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,024,663	214,821	24,830	624,470

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK7 CORP.

Date: May 15, 2025	By:	/s/ Kelly J. Harris
Kelly J. Harris
Executive Vice President and Chief Financial Officer